Exhibit 99.1	News Release Dated August 16, 2004

News from UTi

Contacts:

Lawrence R. Samuels Senior Vice President, Chief Financial Officer UTi Worldwide Inc. 310.604.3311	Cecilia Wilkinson / Angie Yang PondelWilkinson Inc. 310.279.5970 / 310.279.5967 investor@pondel.com

UTi WORLDWIDE’S SOUTH AFRICA OPERATIONS CERTIFIED AS BLACK EMPOWERED;
COMPANY COMPLETES UTi SOUTH AFRICA LIMITED TRANSACTION

Rancho Dominguez, California – August 16, 2004 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today said the company has completed its transaction previously announced on July 2, 2004, thereby qualifying its South Africa operations as a black empowered organization. UTi received notification from Empowerdex certifying the company’s operations in South Africa as black empowered, following which UTi completed the transaction. As previously indicated, the transaction did not affect UTi’s International Healthcare Distributors (Pty) Limited (“IHD”), which already provides for a 25.1% shareholder interest by an independent broad based black empowerment organization.

Under the transaction, which closed with the same terms as previously announced, a black empowerment trust was established to provide broad based educational benefits to UTi’s staff in South Africa and their dependents. The transaction allows the empowerment trust to share in approximately 25% of the future growth of UTi’s current South Africa operations (excluding IHD) above current performance levels. The impact of the transaction is not anticipated to dilute UTi’s consolidated earnings for the current fiscal year.

About UTi Worldwide

UTi Worldwide Inc. is an international non-asset based global integrated logistics company, providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of future growth and expansion; risks associated with having a 25% equity holder; anticipation that the structure of the transaction is not expected to dilute consolidated earnings in the current fiscal year; as well as the potential benefits of black empowered certification. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition; integration risks associated with acquisitions; the effects of changes in foreign exchange rates; uncertainties and risks associated with the company’s operations in South Africa; general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations, the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism; and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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